UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2018
CIDARA THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36912	46-1537286
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6310 Nancy Ridge Drive, Suite 101
San Diego, California 92121
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (858) 752-6170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 20, 2018, Robert Perez notified Cidara Therapeutics, Inc. (the “Company”) that he intends to retire from the Company’s Board of Directors (the “Board”) at the Company’s 2018 annual meeting of stockholders (the “Annual Meeting”), which is the end of his current term. Accordingly, Mr. Perez will not stand for re-election as a Class III director at the Annual Meeting. Mr. Perez’ decision did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
The Board had previously approved an increase in its authorized size from six to seven members and appointed Chrysa Mineo as a Class III director to fill the vacancy created by such increase, effective March 1, 2018. The Board has determined that from and after the Annual Meeting, the size of the Board shall be six members, with two members in each class of the Board.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2018	CIDARA THERAPEUTICS, INC.
By: /s/ Jeffrey L. Stein, Ph.D. Name: Jeffrey L. Stein, Ph.D. Title: President and Chief Executive Officer

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